UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 22, 2014
Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	1-35305	45-3355106
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2503 S. Hanley Road
St. Louis, Missouri 63144
(Address, including Zip Code, of Principal Executive Offices)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.
On May 21, 2014, Post Holdings, Inc. (the “Company”) announced the pricing of its previously announced underwritten offering of common stock at $47.70 per share. In addition, the size of the common stock offering was increased from 4,500,000 shares to 5,500,000 shares. The Company also granted the underwriters a 30-day option to purchase up to an additional 825,000 shares of common stock at the public offering price less the underwriting discount.

The Company also announced on May 21, 2014 the pricing of its previously announced underwritten offering of 2,000,000 5.25% tangible equity units (the “Units”), each with a stated value of $100.00. In addition, the size of the Units offering was increased from 2,000,000 Units to 2,500,000 Units. In addition, the Company also granted the underwriters for the Units offering an option to purchase within 13 days beginning on, and including, the date of the initial issuance of the Units, up to an additional 375,000 Units.

The common stock offering and the Units offering are expected to close on May 28, 2014, subject to customary closing conditions. The offerings are being conducted as separate offerings. None of the offerings is contingent upon any other offerings. The Company intends to use the net proceeds from the proposed offerings, together with cash on hand and approximately $625 million of new term loan borrowings (a decrease from its previous estimate of approximately $735 million), to fund the previously announced acquisition of MFI Holding Corporation and to pay related fees and expenses. The final terms of the debt components of the acquisition financing will be subject to market and other conditions, and may be materially different than current expectations.

The common stock and Units offerings are not contingent on the consummation of the acquisition of Michael Foods, and in the event the acquisition does not close, all of the proceeds of the offerings would be used for general corporate purposes, which could include, among other things, financing the previously announced PowerBar and Musashi acquisition and financing additional acquisition opportunities, working capital and capital expenditures. Separately, the Company also intends to borrow approximately $260 million of additional new term loan borrowings (in addition to the approximately $625 million described above) and to use the net proceeds of such additional borrowings for general corporate purposes, including the purposes described in the preceding sentence. In total, the Company would have approximately $885 million of term loan borrowings after the completion of the Michael Foods acquisition.

A copy of the press release issued in connection with the pricing of the offerings is attached hereto as Exhibit 99.1 and is incorporated herein by reference. A copy of the pricing term sheet for the common stock and Unit offerings is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits
See Exhibit Index.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 22, 2014	Post Holdings, Inc.
(Registrant)

	By:	/s/ Robert V. Vitale
Name: Robert V. Vitale
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated May 21, 2014
99.2	Pricing Term Sheet

4